Exhibit 10.1
Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.
DE-AC01-93NE50067,
08843672/50067-02
Amendment No. 018
     AMENDMENT No. 018, signed as of January 13, 2009, to Contract No. DE-AC01- 93NE50067, 08843672/50067-02 entered into January 14, 1994 (the “Contract”) by and between United States Enrichment Corporation (“USEC”), Executive Agent of the Government of the United States of America, and Joint Stock Company “Techsnabexport” (“TENEX”), Executive Agent of the State Atomic Energy Agency “Rosatom”, Executive agent of the Government of the Russian Federation. (USEC and TENEX, acting in their capacities as Executive Agents, are referred to herein individually as a “Party” and collectively as the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contract.
     Pursuant to Part 1, Section H.04 of the Contract, USEC and TENEX hereby agree as follows:
     SECTION 1. In accordance with the Contract, USEC shall pay a per SWU price of ***** for the SWU component of ***** of low enriched uranium (“LEU”) to be delivered to USEC under the Contract in calendar year (“CY”) 2009 pursuant to the USEC delivery order attached hereto as Appendix A (the “CY2009 Delivery Order”.)
     SECTION 2. Without reducing the quantities to be delivered in CY2009 under the Contract, the Parties shall adjust the parameters of the CY2009 Delivery Order and the month-by-month schedule of deliveries attached thereto to take account the following issues: (1) commitments of the Executive Agent of the Russian Federation to provide a certain revenue to the Federal Budget of the Russian Federation in CY2009; (2) production commitments of Russian enrichment facilities; and/or (3) logistical problems for TENEX or USEC. The deliveries of LEU in CY2009 shall begin in accordance with the adjusted CY2009 Delivery Order and the month-by-month schedule of deliveries upon their approval by Rosatom and the signing thereof by the Parties. The purchase price set forth in Section 1 of this Amendment shall be paid by USEC for all of the SWU component of LEU subject to delivery to USEC of LEU in accordance with the adjusted CY2009 Delivery Order.
     SECTION 3. In the event that this Amendment enters into force and effect, the Parties shall use their good faith efforts to reach agreement, not later than March 15, 2009, on a new price determination methodology for the SWU component of the LEU to be delivered to USEC under the Contract pursuant to USEC delivery orders for the period from, and including, CY2010 through the remaining term of the Contract, and shall use their best efforts to promptly secure the approval or endorsement by the Government of the Russian Federation and the Government of the United States of America of an amendment to the Contract incorporating such methodology.
     SECTION 4. Except as expressly amended hereby, the Contract shall remain unchanged and in full force and effect.

     SECTION 5. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.
     SECTION 6. This Amendment shall enter into force and effect, the rights and obligations of the Parties under this Amendment shall arise and the Parties shall be bound by the obligations and entitled to the rights as set forth in this Amendment upon and as of the first day by which (i) the approval or endorsement of this Amendment by the Government of the Russian Federation or its authorized agency(ies) of the Government of the Russian Federation has been obtained and (ii) written confirmation that USEC, as the Executive Agent for the Government of the United States of America, is authorized to sign this Amendment (or confirmation that the approval of the U.S. Government is not required) has been obtained from the U.S. State Department as the authorized agency of the U.S. Government. TENEX shall notify USEC as soon as such approval or endorsement of the Government of the Russian Federation or its authorized agency(ies) has been obtained and USEC shall notify TENEX as soon as such written confirmation has been obtained from the U.S. State Department. Each Party shall use its best efforts to secure, as soon as possible, the approval, endorsement or confirmation, as applicable, of its respective government.
     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

UNITED STATES ENRICHMENT CORPORATION			JOINT STOCK COMPANY “TECHSNABEXPORT”

By:	/s/ Philip G. Sewell		By:	/s/ Alexey A. Grigoriev

	Name:	Philip G. Sewell		Name:	Alexey A. Grigoriev
	Title:	Senior Vice President		Title:	General Director

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